UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

Signal Genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5740 Fleet St Carlsbad, CA 92008	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 537-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 31, 2016, Signal Genetics, Inc., a Delaware corporation (“Signal”), Signal Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Signal (“Merger Sub”), and Miragen Therapeutics, Inc., a Delaware corporation (“miRagen”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into miRagen, with miRagen becoming a wholly-owned subsidiary of Signal and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, each outstanding share of miRagen common stock will be converted into the right to receive approximately 0.702 shares of common stock of Signal after giving effect to the Reverse Split discussed below, which amount is subject to adjustment prior to closing of the Merger upon the occurrence of specified events, including to account for any additional shares that miRagen may issue before closing and for Signal’s net cash balance at closing. No fractional shares will be issued in connection with the Merger and Signal will pay cash in lieu of any such fractional shares. Immediately following the effective time of the Merger, (a) current Signal stockholders are expected to own approximately 4%, (b) current miRagen stockholders are expected to own approximately 69% (excluding shares issued to them in the concurrent financing), and (c) the investors participating in the concurrent financing are expected to own approximately 27% (excluding shares previously held by them), each calculated on a fully-diluted basis for the combined company after giving effect to (i) the shares of Signal common stock expected to be issued concurrent with the Merger upon the conversion of existing Signal debt (as discussed below) and (ii) the issuance of shares of common stock by miRagen immediately prior to the effective time of the Merger pursuant to the terms of the subscription agreement (as discussed below).

Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by the stockholders of Signal and miRagen. The Merger Agreement contains specified termination rights for both Signal and miRagen, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $300,000 plus, under specified circumstances, reimbursement for various expenses incurred in connection with the Merger.

At the effective time of the Merger, the Board of Directors of Signal is expected to consist of eight members designated by miRagen.

In connection with the Merger, Signal will seek stockholder approval to adopt amendments to its certificate of incorporation to: (a) upon the request of miRagen, effect a reverse split of Signal’s common stock (which will be in addition to the Reverse Split described in Item 5.03 of this Current Report on Form 8-K), (b) upon the request of miRagen, increase the number of authorized shares of Signal’s common stock, (c) change the name of Signal to

Miragen Therapeutics, Inc., each subject to the consummation of the Merger, and (d) prohibit the ability of Signal stockholders to act by written consent.

Also in connection with the Merger, Signal will, at the effective time of the Merger, assume the (a) outstanding stock options of miRagen and (b) outstanding warrants of miRagen, each as adjusted pursuant to the exchange ratio and subject to the terms of the Merger Agreement. All outstanding stock options and restricted stock units of Signal will be cancelled and extinguished at the effective time of the Merger without any right to receive any consideration.

In accordance with the terms of the Merger Agreement, (a) the officers, directors and specified stockholders of Signal owning or controlling, in the aggregate, approximately 26% of Signal’s outstanding common stock have each entered into a support agreement with miRagen (the “Signal Support Agreements”), and (b) the officers, directors and specified stockholders of miRagen owning or controlling, in the aggregate, approximately 80% of miRagen’s outstanding capital stock have each entered into a support agreement with Signal (the “miRagen Support Agreements,” together with the Signal Support Agreements, the “Support Agreements”). The Support Agreements place certain restrictions on the transfer of the shares of Signal and miRagen held by the respective signatories and include covenants as to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against taking specified actions that could adversely affect the consummation of the Merger.

Prior to miRagen’s entry into the Merger Agreement, certain third parties, including certain existing stockholders of miRagen, entered into a subscription agreement with miRagen on October 31, 2016 pursuant to which such parties have agreed, subject to the terms and conditions of such agreement, to purchase, immediately prior to the consummation of the Merger, shares of miRagen’s common stock for an aggregate purchase price of approximately $40.7 million. The consummation of the transactions contemplated by such agreement is conditioned upon, among other items, the satisfaction or waiver of the conditions set forth in the Merger Agreement.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of Signal Support Agreement and the form of miRagen Support Agreement, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Additional Information about the Merger and Where to Find It

In connection with the Merger, Signal and miRagen intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a proxy statement / prospectus / information statement. Investors and securityholders of Signal and miRagen are urged to read these materials when they become available because they will contain important information about Signal, miRagen and the Merger. The proxy statement / prospectus / information statement and other relevant materials (when they become available), and any other documents filed by Signal with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and securityholders may obtain free copies of the documents filed with the SEC by Signal by directing a written request to: Signal Genetics, Inc., 5740 Fleet Street, Carlsbad, CA 92008, Attention: Investor Relations. Investors and securityholders are urged to read the proxy statement / prospectus / information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the Merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Signal and its directors and executive officers and miRagen and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Signal in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement / prospectus / information statement referred to above. Additional information regarding the directors and executive officers of Signal is also included in Signal’s Annual Report on Form 10-K for the year ended December 31, 2015 and the proxy statement for Signal’s 2016 annual meeting of stockholders. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Signal at the address described above.

Amendment to Promissory Note

On October 31, 2016, Signal entered into an Amendment to Unsecured Demand Promissory Note (the “Amended Note) with Bennett LeBow, a member of Signal’s Board of Directors and Signal’s largest stockholder. The Amended Note modifies the principal amount of the original note to $1,045,000, the original amount advanced to Signal as of June 17, 2014, and the interest of the original note to a rate per annum of 11% commencing on June 17, 2014, with interest computed on the basis of the actual number of days in a 360-day year (the “Outstanding Balance”). The Amended Note also allows for the conversion of the Outstanding Balance subject to an additional 11% premium on the Outstanding Balance into shares of Signal’s common stock immediately prior to the effective time of the Merger at a conversion price equal to $0.3594 per share, which is the closing price of Signal’s common stock as of the effective date of the Amended Note. This conversion provision of the Amended Note is subject to, among other things, approval by Signal’s stockholders. If the conversion of the Amended Note is not approved by the stockholders or if the Merger Agreement is terminated prior to the completion of the Merger, the Amended Note will not be converted into Signal’s common stock and will remain outstanding.

Signal originally issued the promissory note to Mr. Lebow on March 6, 2015. When issued, the terms of the promissory note provided (a) for a principal amount of $1,105,109.00 which accrued interest computed on the basis of the actual number of days elapsed in a 360-day year, at a rate per annum of 8%, (b) that at any time on or after June 30, 2015, Mr. Lebow may demand payment of the entire outstanding principal of the promissory note and all unpaid interest accrued thereon and (c) that upon the occurrence and during the continuance of any event of default by Signal under the promissory note, the principal balance of the promissory note shall accrue interest at the rate of 11%.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Amended Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the promissory note, which was filed as Exhibit 10.29 to Signal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with signing the Merger Agreement, the Compensation Committee (the “Compensation Committee”) of Signal’s Board of Directors accelerated the vesting for the outstanding restricted stock units (“RSUs”) held by Samuel D. Riccitelli, Signal’s President and Chief Executive Officer, and Tamara A. Seymour, Signal’s Chief Financial Officer, such that all RSUs held by such individuals vested in full upon the business day prior to the signing of the Merger Agreement.

In connection with signing the Merger Agreement, the Compensation Committee accelerated the vesting of the outstanding stock option awards (“Stock Options”) held by Ms. Seymour and each of the members of the Board of Directors of Signal, such that all Stock Options held by such individuals vested in full upon the business day prior to the signing of the Merger Agreement.

The Compensation Committee also approved amendments to the employment agreements of Mr. Riccitelli and Ms. Seymour to allow for the acceleration of severance payments permitted therein to be paid in one lump sum to each such employee on such employee’s termination date to the extent such lump sum payment is in accordance with Section 409A of the Internal Revenue Code.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2016, Signal announced its intention to file with the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Incorporation of Signal (the “Certificate of Amendment”), to effect a 1-for-15 reverse stock split of its shares of common stock (the “Reverse Split”), effective following the close of trading on the NASDAQ Capital Market on November 4, 2016, which will decrease the number of shares of its common stock issued and outstanding from approximately 11.1 million shares to approximately 740,000 shares. Signal’s authorized shares of common stock will not be affected by the Reverse Split.

A copy of the Certificate of Amendment to be filed is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

As previously disclosed on that certain Current Report on Form 8-K filed with the SEC on June 16, 2016, Signal’s stockholders approved a reverse stock split of Signal’s common stock at Signal’s annual meeting of stockholders on June 15, 2016, as determined by the Board of Directors in its discretion, at a ratio of not less than 1-for-2 and not more than 1-for-20.

The Reverse Split becomes effective as of 5:01 p.m. Eastern Time on November 4, 2016, at which time every 15 shares of Signal’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of Signal’s common stock, without any change in the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of Signal’s common stock, and the number of shares reserved for issuance pursuant to Signal’s equity incentive compensation plans will be reduced proportionately. The number of authorized shares of Signal’s common stock will not change as a result of the Reverse Split.

No fractional shares will be issued as a result of the Reverse Split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the closing sale price of Signal’s common stock as reported on the NASDAQ Capital Market on the effective date of the Reverse Split. Signal’s transfer agent, VStock Transfer LLC, will provide instructions to stockholders of record regarding the process for exchanging shares.

Trading of Signal’s common stock will continue on the NASDAQ Capital Market on a Reverse Split-adjusted basis under the trading symbol “SGNL.” The new CUSIP number for Signal’s common stock following the Reverse Split is 826640 203.

Item 7.01 Regulation FD Disclosure.

Signal and miRagen will host a joint conference call to discuss the Merger as follows:

Tuesday, November 1, 2016 @ 8:30 am ET/6:30 am MT/5:30 am PT
Domestic:	1 (800) 218-2154
International:	1 (913) 312-0968
Conference ID:	4846740
Webcast:	www.signalgenetics.com

Replays – Available through November 11, 2016
Domestic:	1 (844) 512-2921
International:	1 (412) 317-6671
Replay Pin Number:	4846740

By filing the information in this Item 7.01 of this Current Report on Form 8-K, Signal makes no admission as to the materiality of any information in this report. The information contained herein is intended to be considered in the context of Signal’s filings with the SEC and other public announcements that Signal makes, by press release or otherwise, from time to time. Signal undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 8.01 Other Events.

On October 31, 2016, Signal announced that it has entered into a non-binding letter of intent with a large global diagnostic laboratory for the sale of intellectual property assets related to Signal’s MyPRS® test. In the event the asset sale is consummated, Signal estimates that the net proceeds to it from such asset sale will be approximately equal to the anticipated costs of operating the MyPRS business through the projected closing date of the Merger (resulting, from a cash perspective, in an outcome similar to an immediate cessation of the MyPRS business). Completion of the asset sale is subject to the negotiation of a definitive asset purchase agreement, satisfaction of the conditions negotiated therein and approval of the definitive asset purchase agreement by Signal’s stockholders.

On October 31, 2016, Signal issued a joint press release with miRagen relating to the Merger Agreement, the Reverse Split and Signal’s entry into the non-binding letter of intent discussed above. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to Signal’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” All statements, other than statements of historical facts, included in or incorporated by reference into this document regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing and completion of the proposed merger or financing; Signal’s continued listing on the NASDAQ Capital Market until closing of the proposed merger; the combined company’s listing on the NASDAQ Capital Market after closing of the proposed merger; expectations regarding the capitalization, resources and ownership structure of the combined company; the role of microRNAs in disease processes and as potential drug products; the potential for MRG-106 and MRG-201 to target diseases; the adequacy of the combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the combined company; the development and commercial potential of any product candidates of the combined company; the executive and board structure of the combined company; and expectations regarding voting by Signal’s and miRagen’s stockholders. Signal and/or miRagen may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed merger through the process being conducted by Signal and miRagen, the ability of Signal to enter into the referenced definitive asset purchase agreement for the sale of the MyPRS test and consummate such transaction, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by miRagen’s intellectual property, risks related to the drug discovery and the regulatory approval process and the impact of competitive products and technological changes. Signal and miRagen each disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Genetics, Inc.

Dated: November 1, 2016

	By:	/s/ Tamara A. Seymour
Tamara A. Seymour
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of October 31, 2016, by and among Signal Genetics, Inc., Signal Merger Sub, Inc. and Miragen Therapeutics, Inc.

2.2	Form of Support Agreement, by and between Signal Genetics, Inc. and certain directors, officers and stockholders of Miragen Therapeutics, Inc.

2.3	Form of Support Agreement, by and between Miragen Therapeutics, Inc. and certain directors, officers and stockholders of Signal Genetics, Inc.

3.1	Certificate of Amendment of Certificate of Incorporation of Signal Genetics, Inc. to be filed on November 4, 2016.

10.1	Amendment to Unsecured Demand Promissory Note, dated as of October 31, 2016, by and between Signal Genetics, Inc. and Bennett LeBow.

99.1	Press release, dated October 31, 2016.

*	The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.